UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Host Hotels & Resorts, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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(1)	Title of each class of securities to which the transaction applies:

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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 15, 2020

The following Notice of Change of the 2020 Annual Meeting of Stockholders to a Virtual-Only Meeting Format relates to the Notice of 2020 Annual Meeting of Stockholders and the accompanying proxy statement of Host Hotels & Resorts, Inc. (the “Company”), dated April 3, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Stockholders to be held on Friday, May 15, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission on April 14, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

4747 Bethesda Ave., Suite 1300 Bethesda, Maryland 20814

NOTICE OF CHANGE OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO A VIRTUAL-ONLY FORMAT

Dear Stockholders,

Due to the emerging public health impact of the global coronavirus (COVID-19) outbreak and to support the health and well-being of our stockholders, employees, directors and communities, NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of Host Hotels & Resorts, Inc. (the “Annual Meeting”) has been changed to be held in a virtual-only meeting format. You will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will be held on Friday, May 15, 2020 at 11:00 a.m., Eastern Time.

If you were a stockholder of record as of the close of business on March 19, 2020 (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the Annual Meeting by accessing www.meetingcenter.io/292587268 and entering the 15-digit control number on the proxy card or Notice of Internet Availability of Proxy Materials you previously received and the meeting password, which is HST2020.

If you were a beneficial owner as of the close of business on March 19, 2020 (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you can attend the Annual Meeting by registering in advance by obtaining a valid proxy from your broker, bank or other agent.  Once you have received a valid proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Computershare, at legalproxy@computershare.com and should be labeled “Valid Proxy” in the subject line. Please include proof from your broker, bank or other agent of your valid proxy (e.g., a forwarded email from your broker, bank or other agent with your valid proxy attached, or an image of your valid proxy attached to your email).  Requests for registration must be received by Computershare no later than 5:00 p.m., Eastern Time, on Tuesday May 12, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the Annual Meeting, go to www.meetingcenter.io/292587268 and enter your control number and the meeting password, which is HST2020.

Once admitted to the Annual Meeting, you will be able to submit questions and vote your shares if you have not already voted your shares in advance or would like to change your prior vote.

It is important that you read the proxy materials previously distributed, which describe the matters to be acted upon at the Annual Meeting. The proxy card or voting instruction form included in the proxy materials previously distributed will not be updated to reflect the virtual-only meeting format and may continue to be used to vote your shares in connection with the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to authorize your proxy to vote in advance of the meeting by one of the methods described in the proxy materials.

By Order of the Board of Directors

Julie P. Aslaksen

Secretary

April 14, 2020